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                                                                       EXHIBIT 5


                         [GRADY & ASSOCIATES LETTERHEAD]


                                 April 16, 1999


Board of Directors
GLB Bancorp, Inc.
7001 Center Street
Mentor, Ohio  44060

         Re: S-4 Registration Statement for 375,000 Shares of GLB Bancorp, Inc. Common Stock

Gentlemen:

         We are acting as counsel to GLB Bancorp, Inc., an Ohio corporation, in connection with the proposed issuance by GLB Bancorp, Inc. of 375,000 shares of its common stock, without par value, to shareholders of Maple Leaf Financial, Inc. and to holders of warrants to acquire Maple Leaf Financial, Inc. common stock. The common stock of GLB Bancorp, Inc. and the proposed acquisition by GLB Bancorp, Inc. of Maple Leaf Financial, Inc. are described in a Registration Statement on Form S-4, as amended, filed by GLB Bancorp, Inc. with the Securities and Exchange Commission under the Securities Act of 1933.

         Based upon our examination of such corporate records and other documents and certificates as we have deemed necessary to examine, it is our opinion that:

1. GLB Bancorp, Inc. is duly incorporated, validly existing and in good standing under the laws of the State of Ohio.

2. The shares of GLB Bancorp, Inc. common stock to be issued to shareholders of Maple Leaf Financial, Inc. and to holders of warrants to acquire Maple Leaf Financial, Inc. common stock in connection with GLB Bancorp, Inc.'s proposed acquisition of Maple Leaf Financial, Inc. are duly authorized and, when issued, will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of this opinion as Exhibit 5 to GLB Bancorp, Inc.'s Registration Statement on Form S-4 and to the use of our firm's name under the caption "Legal Matters" in the Prospectus/Proxy Statement included within the Form S-4 Registration Statement.

                                             Very truly yours,


                                             /s/ GRADY & ASSOCIATES